The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated January 6, 2023

JPMorgan Chase Financial Company LLC	January 2023
Pricing Supplement
Registration Statement Nos. 333-236659 and 333-236659-01
Dated January ,2023
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due January 16, 2025

All Payments on the Securities Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.625% of the stated principal amount with respect to each determination date on which the closing price of each of the ETF Shares of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund is greater than or equal to 50% of its initial share price, which we refer to as a downside threshold level. However, if, on any determination date, the closing price of any ETF Share is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing price of each ETF Share is greater than or equal to its initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date. If the securities have not been automatically redeemed prior to maturity and the final share price of each ETF Share is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been automatically redeemed prior to maturity and the final share price of any ETF Share is less than its downside threshold level, you will be exposed to the decline in the worst performing of the ETF Shares, as compared to its initial share price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the ETF Shares, a decline of any ETF Share below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other ETF Shares appreciate or have not declined as much.  Investors will not participate in any appreciation of any ETF Share. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	Shares of the Energy Select Sector SPDR® Fund (Bloomberg ticker: XLE UP Equity) (the “XLE ETF”), shares of the Financial Select Sector SPDR® Fund (Bloomberg ticker: XLF UP Equity) (the “XLF ETF”) and shares of the Industrial Select Sector SPDR® Fund (Bloomberg ticker: XLI UP Equity) (the “XLI ETF”). We refer to each of the XLE ETF, XLF ETF and the XLI ETF as an ‘ETF.”
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date), the closing price of each ETF Share is greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of any ETF Share is below its initial share price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

• If, on any determination date, the closing price of each ETF Share is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $0.2625 (at least 2.625% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•  If, on any determination date, the closing price of any ETF Share is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or more of the ETF Shares will be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final share price of each ETF Share is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.
	• If the final share price of any ETF Share is less than its downside threshold level:	(i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share. This cash payment will be less than 50% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the XLE ETF: $ , which is equal to 50% of its initial share price

With respect to the XLF ETF: $ , which is equal to 50% of its initial share price

With respect to the XLI ETF: $ , which is equal to 50% of its initial share price

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	On or about January , 2023 (expected to price on or about January 13, 2023)
Original issue date (settlement date):	January , 2023 (3 business days after the pricing date)
Maturity date:	January 16, 2025, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.15 (2)	$9.80
$0.05 (3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.15 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $9.641 per $10 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.40 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement , “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the XLE ETF: $ , which is the closing price of one ETF Share on the pricing date
With respect to the XLF ETF: $          , which is the closing price of one ETF Share on the pricing date
With respect to the XLI ETF: $ , which is the closing price of one ETF Share on the pricing date
Final share price:	With respect to each ETF Share, the closing price of that ETF Share on the final determination date
Worst performing ETF Share:	The ETF Share with the worst share performance factor
Share performance factor:	With respect to each ETF Share, the final share price divided by the initial share price
Share adjustment factor:	The share adjustment factor of each ETF Share is referenced in determining the closing price of that ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF Share, the share adjustment factor is subject to adjustment in the event of certain events affecting that ETF Share. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Determination dates:	April 13, 2023, July 13, 2023, October 13, 2023, January 16, 2024, April 15, 2024, July 15, 2024, October 14, 2024 and January 13, 2025, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	April 18, 2023, July 18, 2023, October 18, 2023, January 19, 2024, April 18, 2024, July 18, 2024, October 17, 2024 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48133K815 / US48133K8154
Listing:	The securities will not be listed on any securities exchange.

January 2023	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due January 16, 2025 Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.2625 (at least 2.625% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price of each ETF Share is greater than or equal to 50% of its initial share price, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the related determination date. However, if the closing price of any ETF Share is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one ETF Share of one or more ETF Shares could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the ETF Shares were to be at or above their respective downside threshold levels on some quarterly determination dates, one or more ETF Shares may fluctuate below their respective downside threshold level(s) on others.

If the closing price of each ETF Share is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final share price of each ETF Share is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final share price of any ETF Share is less than its downside threshold level, investors will be exposed to the decline in the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share, which will be less than 50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the ETF Shares.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each ETF is a “Fund.”

January 2023	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.625% of the stated principal amount with respect to each determination date on which the closing price of each ETF Share is greater than or equal to 50% of its initial share price, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final share price of each ETF Share, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others. On the 6th determination date, the closing price of each ETF Share is greater than or equal to its initial share price.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others, and each ETF Share closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, each ETF Share closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others, and each ETF Share closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, one or more of the ETF Shares close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the share performance factor of the worst performing ETF Share, which will be less than 50% of the stated principal amount and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

January 2023	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the ETF Shares and (2) the final share prices of the ETF Shares.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

January 2023	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each ETF Share on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each ETF Share. The hypothetical initial share price of each ETF Share of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial share price of any ETF Share. The actual initial share price of each ETF Share will be the closing prices of that ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of each ETF Share, please see the historical information set forth under “Energy Select Sector SPDR® Fund Overview,” “Financial Select Sector SPDR® Fund Overview” and “Industrial Select Sector SPDR® Fund Overview,” as applicable, in this pricing supplement. The actual downside threshold level of each ETF Share will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $0.2625 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each ETF Share is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of each ETF Share is greater than or equal to its initial share price on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final share price of each ETF Share is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final share price of any ETF Share is less than its downside threshold level: (i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share

Stated principal amount:	$10 per security
Hypothetical initial share price:	With respect to the XLE ETF: $100.00 With respect to the XLF ETF: $100.00 With respect to the XLI ETF: $100.00
Hypothetical downside threshold level:

With respect to the XLE ETF: $50.00, which is 50% of its hypothetical initial share price

With respect to the XLF ETF: $50.00, which is 50% of its hypothetical initial share price

With respect to the XLI ETF: $50.00, which is 50% of its hypothetical initial share price

January 2023	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing price			Contingent quarterly payment
	XLE ETF	XLF ETF	XLI ETF
Hypothetical Determination Date 1	$80 (at or above downside threshold level)	$85 (at or above downside threshold level)	$90 (at or above downside threshold level)	$0.2625
Hypothetical Determination Date 2	$45 (below downside threshold level)	$90 (at or above downside threshold level)	$60 (below downside threshold level)	$0
Hypothetical Determination Date 3	$80 (at or above downside threshold level)	$45 (below downside threshold level)	$40 (below downside threshold level)	$0
Hypothetical Determination Date 4	$40 (below downside threshold level)	$45 (below downside threshold level)	$40 (below downside threshold level)	$0

On hypothetical determination date 1, each ETF Share closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $0.2625 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one ETF Share closes at or above its downside threshold level but the other ETF Shares close below their respective downside threshold levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each ETF Share closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of any ETF Share is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing price			Early redemption payment
	XLE ETF	XLF ETF	XLI ETF
Hypothetical Determination Date 1	$110 (at or above initial share price)	$90 (below initial share price)	$80 (below initial share price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$90 (below initial share price)	$80 (below initial share price)	$70 (below initial share price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$110 (at or above initial share price)	$120 (at or above initial share price)	$105 (at or above initial share price)	$10.2625 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one ETF Share closes at or above its initial share price but the other ETF Shares close below their respective initial share prices. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each ETF Share closes below its initial share price. Therefore, the securities remain outstanding and are not redeemed early.

January 2023	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

On hypothetical determination date 3, each ETF Share closes at or above its initial share price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final share price			Payment at maturity
	XLE ETF	XLF ETF	XLI ETF
Example 1:	$100 (at or above downside threshold level)	$110 (at or above downside threshold level)	$120 (at or above downside threshold level)	$10.2625 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	$110 (at or above downside threshold level)	$30 (below downside threshold level)	$40 (below downside threshold level)	$10 × share performance factor of the worst performing ETF Share = $10 × ($30 / $100) = $3.00
Example 3:	$40 (below downside threshold level)	$45 (below downside threshold level)	$40 (below downside threshold level)	$10 × ($40 / $100) = $4.00
Example 4:	$30 (below downside threshold level)	$40 (below downside threshold level)	$30 (below downside threshold level)	$10 × ($30 / $100) = $3.00

In example 1, the final share price of each ETF Share is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In example 2, the final share price of one ETF Share is at or above its downside threshold level but the final share prices of the other ETF Shares are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing ETF Share at maturity and receive a cash payment at maturity equal to the stated principal amount times the share performance factor of the worst performing ETF Share.

Similarly, in examples 3 and 4, the final share price of each ETF Share is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the share performance factor of the worst performing ETF Share.

If the final share price of Any ETF Share is below its downside threshold level, you will be exposed to the downside performance of the worst performing ETF Share at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

January 2023	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any of the ETF Shares is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the share performance factor of the worst performing ETF Share. In this case, your payment at maturity will be less than 50% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly period if the closing price of any ETF Share on the relevant determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each ETF Share on the relevant determination date is greater than or equal to its downside threshold level. If the closing price of any ETF Share is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period.

It is possible that the closing price of one or more ETF Shares could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing prices of the ETF Shares on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of each ETF Share on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of each ETF Share on a specific determination date, if the closing price of any of the ETF Shares on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of that ETF Share was higher on other days during the related quarterly period.
▪	You are exposed to the price risk of all three ETF Shares, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the ETF Shares. Rather, it will be contingent upon the independent performance of each ETF Share. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each ETF Share. The performance of the ETF Shares may not be correlated. Poor performance by any ETF Share over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other ETF Shares. Accordingly, your investment is subject to the risk of decline in the closing price of each ETF Share.

To receive any contingent quarterly payments, each ETF Share must close at or above its downside threshold level on the applicable determination date. In addition, if any ETF Share has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis, even if the other ETF Shares have appreciated. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing ETF Share, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one ETF Share. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one ETF Share. With three ETF

January 2023	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Shares, it is more likely that any one ETF Share will close below its downside threshold level on any determination date than if the securities were linked to only one ETF Share. In addition, you will not benefit from the performance of any ETF Share other than the worst performing ETF Share. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of any ETF Share. Investors will not participate in any appreciation of any ETF Share from its initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each ETF Share is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary)

January 2023	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial share prices, the downside threshold levels and the final share prices and whether the closing price of each ETF Share on any determination date is greater than or equal to its initial share price or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares and any anti-dilution adjustments, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing prices of the ETF Shares. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share prices and, as a result, the downside threshold levels, which are the respective levels at or above which the ETF Shares must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing ETF Share at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of the ETF Shares on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you

January 2023	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

January 2023	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing price of each ETF Share;
o	the time to maturity of the securities;
o	whether the closing price of one ETF Share of any ETF Share has been, or is expected to be, less than its downside threshold level on any determination date;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the ETF Shares;
o	the actual and expected positive or negative correlation between the ETF Shares, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities underlying the ETF Shares trade and the correlation among those rates and the price of one ETF Share;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the ETF Shares

▪	JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the ETF Shares or the securities.
▪	Investing in the securities is not equivalent to investing in the ETF Shares. Investing in the securities is not equivalent to investing in the ETF Shares, the indices tracked by the ETF Shares, which we refer to as the underlying indices and individually as an underlying index, or the stocks underlying the ETF Shares or the underlying indices or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying indices or the stocks held by the ETF Shares or the underlying indices.
▪	Adjustments to the ETF Shares or the underlying indices could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF Shares and the underlying indices can add, delete or substitute the components of the ETF Shares or the underlying indices, or make other methodological changes that could change the value of the ETF Shares or the underlying indices. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the securities.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may

January 2023	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the securities.

▪	The performance and market value of each ETF Share, particularly during periods of market volatility, may not correlate with the performance of that ETF’s underlying index as well as the net asset value per applicable ETF Share. Each ETF Share that tracks an underlying index does not fully replicate its underlying index and may hold securities different from those included in its underlying index. In addition, the performance of each such ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an ETF and that underlying index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying each ETF Share may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of each ETF Share may not correlate with the performance of its underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The securities are subject to risks associated with the energy sector with respect to the XLE ETF. All or substantially all of the equity securities underlying the XLE ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities underlying the XLE ETF and the price of one share of the XLE ETF during the term of the securities, which may adversely affect the value of the securities.
▪	The securities are subject to risks associated with the financial sector with respect to the XLF ETF. All or substantially all of the equity securities underlying the XLF ETF are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities) or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or

January 2023	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities underlying the XLF ETF and the price of one share of the XLF ETF during the term of the securities, which may adversely affect the value of your securities.

▪	The securities are subject to risks associated with the industrials sector with respect to the XLI ETF. All or substantially all of the equity securities held by the XLI ETF are issued by companies whose primary line of business is directly associated with the industrials sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements, which may result from changes in the economy, fuel prices, labor agreements and insurance costs. These factors could affect the industrials sector and could affect the value of the equity securities held by the XLI ETF and the price of the XLI ETF during the term of the securities, which may adversely affect the value of your securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any ETF Share, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any ETF Share. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.
January 2023	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.  The Energy Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels.  For additional information about the Energy Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on January 5, 2023:

Bloomberg Ticker Symbol:	XLE	52 Week High (on 11/15/2022):	$94.08
Current Closing Price:	$85.93	52 Week Low (on 1/5/2022):	$59.19
52 Weeks Ago (on 1/5/2022):	$59.19

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the Energy Select Sector SPDR® Fund for each quarter in the period from January 1, 2018 through January 5, 2023. The graph following the table sets forth the daily closing prices of one ETF Share of the Energy Select Sector SPDR® Fund during the same period. The closing price of one ETF Share of the Energy Select Sector SPDR® Fund on January 5, 2023 was $85.93. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing prices of one ETF Share of the Energy Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share of the Energy Select Sector SPDR® Fund at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Energy Select Sector SPDR® Fund are not reflected in the closing prices and, therefore, have no effect on the calculation of the payment at maturity.

Energy Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$78.03	$66.02	$67.41
Second Quarter	$78.91	$66.06	$75.94
Third Quarter	$77.37	$71.91	$75.74
Fourth Quarter	$77.79	$53.84	$57.35
2019
First Quarter	$67.29	$57.90	$66.12
Second Quarter	$68.61	$58.77	$63.71
Third Quarter	$64.44	$55.85	$59.20
Fourth Quarter	$61.99	$55.90	$60.04
2020
First Quarter	$60.87	$23.57	$29.06
Second Quarter	$46.86	$27.62	$37.85
Third Quarter	$38.58	$29.95	$29.95
Fourth Quarter	$41.60	$27.71	$37.90
2021
First Quarter	$53.57	$37.96	$49.06
Second Quarter	$56.19	$47.07	$53.87
Third Quarter	$54.81	$45.79	$52.09
Fourth Quarter	$59.14	$53.01	$55.50
2022
First Quarter	$78.75	$57.22	$76.44
January 2023	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Energy Select Sector SPDR® Fund	High	Low	Period End
Second Quarter	$92.28	$70.66	$71.51
Third Quarter	$84.09	$67.49	$72.02
Fourth Quarter	$94.08	$76.09	$87.47
2023
First Quarter (through January 5, 2023)	$85.93	$84.39	$85.93

Energy Select Sector SPDR® Fund Historical Performance – Daily Closing Prices* January 2, 2018 to January 5, 2023

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 50% of the closing price of one ETF Share on January 5, 2023. The actual downside threshold level will be based on the closing price of one ETF Share on the pricing date.

January 2023	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: banks; thrifts & mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”); and insurance. For additional information about the Financial Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on January 5, 2023:

Bloomberg Ticker Symbol:	XLF	52 Week High (on 1/12/2022):	$41.42
Current Closing Price:	$34.61	52 Week Low (on 10/12/2022):	$30.29
52 Weeks Ago (on 1/5/2022):	$40.10

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the Financial Select Sector SPDR® Fund for each quarter in the period from January 1, 2018 through January 5, 2023. The graph following the table sets forth the daily closing prices of one ETF Shares of the Financial Select Sector SPDR® Fund during the same period. The closing price of one ETF Share of the Financial Select Sector SPDR® Fund on January 5, 2023 was $34.61. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The historical closing prices of one ETF Share of the Financial Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share of the Financial Select Sector SPDR® Fund at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Financial Select Sector SPDR® Fund are not reflected in the closing prices and, therefore, have no effect on the calculation of the payment at maturity.

Financial Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter	$30.94	$26.78	$30.78
2020
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter	$29.48	$23.61	$29.48
2021
First Quarter	$34.77	$28.95	$34.05
Second Quarter	$38.47	$34.47	$36.69
Third Quarter	$39.00	$35.11	$37.53
Fourth Quarter	$40.62	$37.54	$39.05
2022
First Quarter	$41.42	$35.66	$38.32
Second Quarter	$38.22	$30.84	$31.45
Third Quarter	$35.81	$30.36	$30.36
January 2023	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Financial Select Sector SPDR® Fund	High	Low	Period End
Fourth Quarter	$36.31	$30.29	$34.20
2023
First Quarter (through January 5, 2023)	$34.87	$34.32	$34.61

Financial Select Sector SPDR® Fund Historical Performance – Daily Closing Prices* January 2, 2018 to January 5, 2023

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 50% of the closing price of one ETF Share on January 5, 2023. The actual downside threshold level will be based on the closing price of one ETF Share on the pricing date.

January 2023	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Industrial Select Sector SPDR® Fund Overview

The Industrial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrials Select Sector Index. The Industrials Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® industrials sector of the S&P 500® Index, which currently includes companies in the following industries: aerospace & defense; building products; construction & engineering; electrical equipment; industrial conglomerates; machinery; trading companies & distributors; commercial services & supplies; professional services; air freight & logistics; airlines; marine; road & rail; and transportation infrastructure. For additional information about the Industrial Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on January 5, 2023:

Bloomberg Ticker Symbol:	XLI	52 Week High (on 1/6/2022):	$106.52
Current Closing Price:	$98.22	52 Week Low (on 9/30/2022):	$82.84
52 Weeks Ago (on 1/5/2022):	$106.03

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the Industrial Select Sector SPDR® Fund for each quarter in the period from January 1, 2018 through January 5, 2023. The graph following the table sets forth the daily closing prices of one ETF Share of the Industrial Select Sector SPDR® Fund during the same period. The closing price of one ETF Share of the Industrial Select Sector SPDR® Fund on January 5, 2023 was $98.22. We obtained the closing prices information above and the information in the table and graph below from Bloomberg, without independent verification. The historical closing prices of one ETF Share of the Industrial Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share of the Industrial Select Sector SPDR® Fund at any time, including on the determination date. The payment of dividends on the stocks that constitute the Industrial Select Sector SPDR® Fund are not reflected in the closing prices and, therefore, have no effect on the calculation of the payment at maturity.

Industrial Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$80.66	$72.74	$74.29
Second Quarter	$76.59	$71.26	$71.63
Third Quarter	$80.00	$71.56	$78.40
Fourth Quarter	$79.60	$60.34	$64.41
2019
First Quarter	$76.60	$62.77	$75.03
Second Quarter	$78.75	$72.05	$77.42
Third Quarter	$79.35	$72.89	$77.63
Fourth Quarter	$82.50	$74.07	$81.47
2020
First Quarter	$85.23	$48.77	$59.01
Second Quarter	$76.29	$56.34	$68.70
Third Quarter	$79.90	$67.14	$76.98
Fourth Quarter	$89.65	$74.87	$88.55
2021
First Quarter	$98.77	$84.77	$98.45
Second Quarter	$105.53	$98.78	$102.40
Third Quarter	$105.53	$97.84	$97.84
Fourth Quarter	$107.12	$98.64	$105.81
2022
First Quarter	$107.05	$95.60	$102.98
January 2023	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Industrial Select Sector SPDR® Fund	High	Low	Period End
Second Quarter	$102.18	$85.56	$87.34
Third Quarter	$100.53	$82.84	$82.84
Fourth Quarter	$102.33	$84.74	$98.21
2023
First Quarter (through January 5, 2023)	$99.29	$98.22	$98.22

Industrial Select Sector SPDR® Fund Historical Performance – Daily Closing Prices* January 2, 2018 to January 5, 2023

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 50% of the closing price of one ETF Share on January 5, 2023. The actual downside threshold level will be based on the closing price of one ETF Share on the pricing date.

January 2023	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the

January 2023	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Energy Select Sector SPDR® Fund Overview,” “Financial Select Sector SPDR® Fund Overview” and “Industrial Select Sector SPDR® Fund Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

January 2023	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•       is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•       is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•       is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•       is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise

January 2023	Page 24

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the securities:	The securities will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

January 2023	Page 25

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due January 16, 2025

Based on the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund
Principal at Risk Securities

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

January 2023	Page 26